SUB-ADVISORY AGREEMENT
                         NATIONS INSTITUTIONAL RESERVES


      THIS AGREEMENT is made as of this 1st day of January, 1996, by and between NATIONSBANC ADVISORS, INC., a North Carolina corporation (the "Adviser"), TRADESTREET INVESTMENT ASSOCIATES, INC., a Maryland corporation (the "Sub-Adviser"), and NATIONS INSTITUTIONAL RESERVES, a Massachusetts business trust (the "Trust"), on behalf of those portfolios of the Trust now or hereafter identified on Schedule I hereto (each a "Fund" and collectively, the "Funds").

      WHEREAS, the Trust is registered with the Securities and Exchange Commission ("Commission") as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

      WHEREAS, the Adviser is registered with the Commission under the Investment Advisers Act of 1940, as amended (the "Advisers Act") as an investment adviser; and

      WHEREAS, the Sub-Adviser also is registered with the Commission under the Advisers Act as an investment adviser; and

      WHEREAS, the Adviser and the Trust have entered into an Investment Advisory Agreement (the "Investment Advisory Agreement"), pursuant to which the Adviser shall act as investment adviser with respect to the Funds; and

      WHEREAS, pursuant to such Investment Advisory Agreement, the Adviser, with the approval of the Trust, wishes to retain the Sub-Adviser for purposes of rendering advisory services to the Adviser and the Trust in connection with the Funds upon the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed between the parties hereto as follows:

      1. Appointment of Sub-Adviser. The Adviser hereby appoints, and the Trust hereby approves, the Sub-Adviser to render investment research and advisory services to the Adviser and the Trust with respect to the Funds, under the supervision of the Adviser and subject to the policies and control of the Trust's Board of Trustees, and the Sub-Adviser hereby accepts such appointment, all subject to the terms and conditions contained herein.

      2. Investment Services. Subject to the supervision of the Adviser and the Trust's Board of Trustees, the Sub-Adviser will provide a continuous investment program for each Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in each Fund. The Sub-Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Funds and will place the daily orders for the purchase or sale of securities. The Sub-Adviser will provide the services

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rendered by it under this Agreement in accordance with each Fund's investment objective, policies and restrictions as stated in the Prospectus and votes of the Trust's Board of Trustees. The Sub-Adviser shall provide such additional services related to the continuous investment program, including recordkeeping services, as may reasonably be requested from time to time by the Trust or Adviser.

      3. Control by Board of Trustees. As is the case with respect to the Adviser under the Investment Advisory Agreement, any investment activities undertaken by the Sub-Adviser pursuant to this Agreement, as well as any other activities undertaken by the Sub-Adviser with respect to the Trust, shall at all times be subject to any directives of the Board of Trustees of the Trust.

      4. Other Covenants. In carry out its obligations under this Agreement, the Sub-Adviser agrees that it:

              (a) will comply with all applicable Rules and Regulations of the Commission and will in addition conduct its activities under this Agreement in accordance with other applicable law, including but not limited to the 1940 Act and the Advisers Act;

              (b) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

              (c) will not make loans to any person to purchase or carry Fund shares;

              (d) will place orders pursuant to its investment determinations for the Funds either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of each Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including any brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Fund and/or other accounts over which the Sub-Adviser or an affiliate of the Sub-Adviser exercises investment discretion. The Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to its clients, including the Fund and the Trust. In addition, the Sub-Adviser is authorized to take into account the sale of shares of the Trust in allocating purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Sub-Adviser or the Trust's principal underwriter), provided that the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will portfolio securities be purchased from or sold to the Sub-Adviser or the Trust's

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principal underwriter for the Funds or an affiliated person of either acting as principal or broker, except as permitted by the Commission or applicable law;

              (e) will maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates. In making investment recommendations for a Fund, its investment advisory personnel will not inquire or take into consideration whether the issuer (or related supporting institution) of securities proposed for purchase or sale for the Fund's account are customers of the commercial departments of its affiliates. In dealing with commercial customers, such commercial departments will not inquire or take into consideration whether securities of those customers are held by the Fund; and

              (f) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust).

      6. Services Not Exclusive. The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by the Sub-Adviser to be suitable for two more accounts managed by the Sub-Adviser, the available securities or investments may be allocated in a manner believed by the Sub-Adviser to be equitable to each account. It is recognized that in some cases this procedure may adversely affect the price paid or received by a Fund or the size of the position obtainable for or disposed of by a Fund.

      7. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for each Fund are the property of the Trust and further agrees to surrender promptly to the Adviser or the Trust any of such records upon request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

      8. Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for the Funds. In addition, the Sub-Adviser acknowledges that the Adviser has agreed, pursuant to the Investment Advisory Agreement, that, if the aggregate expenses borne by any Fund in any fiscal year exceed the applicable expense limitations imposed by the securities laws or regulations of any state in which its shares are

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registered or qualified for sale to the public, the Adviser together with the
Fund's administrator(s) shall reimburse such Fund for such excess in proportion to the fees otherwise payable to them for such year. If , for any fiscal year of a Fund, the amount of the aggregate advisory fee which the Trust would otherwise be obligated to pay is reduced pursuant to expense limitation provisions of the Investment Advisory Agreement, the fee which the Sub-Adviser would otherwise receive pursuant to this Agreement shall be reduced proportionately.

      9. Compensation. For the services provided to each Fund and the expenses assumed pursuant to this Agreement, the Adviser will pay the Sub-Adviser and the Sub-Adviser will accept as full compensation therefor a fee for that Fund determined in accordance with Schedule I attached hereto. The Adviser and the Sub-Adviser may, from time to time, agree to reduce, limit or waive the amounts payable hereunder with respect to one or more Funds for such period or periods they deem advisable. It is understood that the Adviser shall be responsible for the Sub-Adviser's fee for its services hereunder, and the Sub-Adviser agrees that it shall have no claim against the Trust or the Fund with respect to compensation under this Agreement.

      10. Liability of Sub-Adviser. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Adviser or the Company in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

      11. Duration and Termination. This Agreement shall become effective with respect to a Fund when approved by the Trustees of the Trust, and if so approved, this Agreement shall thereafter continue from year to year, provided that the continuation of the Agreement is specifically approved at least annually:

                     (a) (i) by the Trust's Board of Trustees or (ii) by the
              vote of "a majority of the outstanding voting securities" of a Fund (as defined in Section 2(a)(42) of the 1940 Act), and

                     (b) by the affirmative vote of a majority of the Trust's
              Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as Trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

Notwithstanding the foregoing, this Agreement may be terminated as to any Fund at any time, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the particular Fund), or by the Sub-Adviser or Adviser on sixty
(60) days' written notice to the other parties to this Agreement. The notice provided for herein may be waived by the party entitled to receipt thereof. This Agreement will immediately terminate in the event of its assignment. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as such terms have in the 1940 Act.

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      12. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement affecting a Fund shall be effective until approved by vote of a majority of the outstanding voting securities of such Fund. However, this shall not prevent the Sub-Adviser from reducing, limiting or waiving its fee.

      13. Capacity. The names "Nations Institutional Reserves" and "Trustees of Nations Institutional Reserves" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated January 22, 1990, which is hereby referred to and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and the principal office of the Trust. The obligations of "Nations Institutional Reserves" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust property, and all persons dealing with any class of shares of the Trust must look solely to the property belonging to such class for the enforcement of any claims against the Trust.

      14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and shall be governed by Delaware law.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                        NATIONS INSTITUTIONAL RESERVES
                                        on behalf of the Funds

                                        By:   /s/ A. Max Walker
                                              -----------------------------
                                              A. Max Walker
                                              President and Chairman of
                                              the Board of Directors

                                        NATIONSBANC ADVISORS, INC.

                                        By:   /s/ Mark H. Williamson
                                              -----------------------------
                                              Mark H. Williamson
                                              President and Director

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                                        TRADESTREET INVESTMENT
                                        ASSOCIATES, INC.

                                        By:   /s/ Andrew M. Silton
                                              -----------------------------
                                              Andrew M. Silton
                                              President and Director


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                                   SCHEDULE I

      The Adviser shall pay the Sub-Adviser as full compensation for services provided and expenses assumed hereunder a sub-advisory fee for each Fund, computed daily and payable monthly at the annual rates listed below as a percentage of the average daily net assets of the Fund:

                 Fund                                      Rate of Compensation
                 ----                                      --------------------

         Nations Cash Reserves                                      .033%
         Nations Treasury Reserves                                  .033%
         Nations Municipal Reserves                                 .033%
         Nations Government Reserves                                .033%
         Nations Money Market Reserves                              .033%
         Nations California Tax Exempt Reserves                     .033%
         Nations Convertible Securities Fund                        .250%
         Nations California Municipal Bond Fund                     .070%
         Nations Asset Allocation Fund (non-equity portion)         .250%

Last Amended: March 15, 2000

      IN WITNESS WHEREOF, the parties hereto have caused this amended Schedule I to be executed by their officers designated below as of the 15th day of March, 2000.


                                        NATIONS RESERVES
                                        on behalf of the Funds

                                        By:  /s/ Richard H. Blank, Jr.
                                              -----------------------------
                                              Richard H. Blank, Jr.
                                              Secretary

                                        BANC OF AMERICA ADVISORS, INC.
                                        (Formerly, NationsBanc Advisors, Inc.)

                                        By:  /s/ Robert H. Gordon
                                              -----------------------------
                                              Robert H. Gordon
                                              President

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                                        BANC OF AMERICA CAPITAL MANAGEMENT,
                                        INC. (Formerly, TradeStreet Investment
                                        Associates, Inc.


                                        By:  /s/ Michael E. Kenneally
                                              -----------------------------
                                              Michael E. Kenneally
                                              President


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